Exhibit 99.1

RESOLUTION OF

THE BOARD OF DIRECTORS

OF

EAST COAST DIVERSIFIED CORP.

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held at 120 Interstate North Parkway SE, Suite 445 Atlanta, Ga,

The Board of Directors who were present for this meeting & took active part therein were:

Kayode Aladesuyi, Frank Russo, Anis Sherali, Edward Eppel and Alfred B. Ruhly

WHEREAS there has been presented to and considered by this meeting a Motion change the Corporation’s Fiscal Year End date from April 30th , to December 31st.

NOW THEREFORE BE IT RESOLVED that the corporation having considered this matter, has opened the floor to all those who voice a preference in the issue, has decided unanimously and RESOLVED to:

Formerly change the Fiscal Year End date to December 31st of each year.

Said Motion is hereby passed and the corporate books, records and the secretary shall file this Resolution in the corporate records.

DATED: July 23rd, 2010

_____________________
David E. Price, Esq., Secretary